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                             JOINT VENTURE AGREEMENT

                                     between

                                    MFA, INC.

                                       and

                             HUBBARD MILLING COMPANY

                           Dated as of January 9, 1992

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                                TABLE OF CONTENTS

Section                                                            Page
-------                                                            ----
1.   Formation of Joint Venture                                       1

2.   Property Plant and Equipment                                     1

     a.  Initial Property, Plant and Equipment                        1
     b.  Renovation of Facility                                       2
     c.  Additional Property, Plant and Equipment                     2
     d.  Ownership of Facility                                        2

3.   Trade Secrets                                                    2

4.   Trademarks, Etc.                                                 3

5.   Working Capital                                                  3

6.   Direct Expenses; Administrative Services Fee                     3

     a.  Reimbursement of Direct Expenses                             3
     b.  Examples of Direct Expenses                                  3
     c.  Administrative Services Fee                                  4

7.   Transactions with the Venture                                    4

     a.  Purchases of Pet Food from the Venture                       4
     b.  Sales of Pet Food to the Venture                             4

8.   Management and Operation; Personnel; Ancillary Services          4

     a.  Management Committee                                         4
     b.  Day-to-Day Operations                                        5
     c.  Limitations on Authority of Parties                          5
     d.  Personnel                                                    5
     e.  Management Personnel                                         6
     f.  Employment Matters                                           6
     g.  Ancillary Services                                           6

9.   Accounting Matters                                               7

     a.  Fiscal Year                                                  7
     b.  Books of Account                                             7
     c.  Bank Accounts                                                7


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Section                                                            Page
-------                                                            ----
10.  Distribution of Net Income                                       7

11.  Other Business Operations of Parties                             7

     a.  MFA                                                          7
     b.  Hubbard                                                      8

12.  Certain Liabilities; Insurance                                   8

13.  Representations and Warranties                                   9

     a.  Generally                                                    9
     b.  Additional Representations and Warranties
         of MFA                                                      10

14.  Initial Term and Renewal Terms                                  10

15.  Early Termination                                               10

16.  Disposition of Assets Following Termination                     11

     a.  Generally                                                   11
     b.  Option to Purchase Assets of Venture Following
         Optional Termination                                        11
     c.  Option to Purchase Assets of Venture Following
         Bankruptcy, Breach, Etc.                                    11
     d.  Other Disposition of Assets                                 12
     e.  Application of Cash                                         12

17.  Purchase of Products Following Termination                      13

18.  Assignment                                                      13

19.  Successors and Assigns                                          13

20.  Further Assurances                                              13

21.  Waivers and Amendments                                          14

22.  Arbitration                                                     14

23.  Indemnification, etc.                                           14

24.  Liability of Parties to Venture                                 14


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Section                                                            Page
-------                                                            ----
25.  Governing Law                                                   15

26.  Notices                                                         15

27.  Entire Agreement                                                15

28.  Headings                                                        15

29.  Counterparts                                                    15

EXHIBITS
--------

EXHIBIT A - Description of Facility
EXHIBIT B - Construction and Equipment Budget
EXHIBIT C - Forms of Periodic Financial Statements


                                      -iii-
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                             JOINT VENTURE AGREEMENT

      Joint Venture Agreement, dated January 9, 1992 by and between MFA, Inc., a Missouri corporation ("MFA"), and Hubbard Milling Company, a Minnesota corporation ("Hubbard").

                                    RECITALS

      MFA owns an animal feed manufacturing facility in Butler, Missouri more fully described in Exhibit A hereto (the "Facility") suitable for conversion to a pet food manufacturing facility.

      Hubbard is engaged in the pet food business throughout the United States and, in connection therewith, has developed substantial expertise in the pet food business and has implemented an extensive sales, marketing and distribution structure for the pet food business.

      MFA and Hubbard now desire to form a joint venture for the manufacture of pet food at the Facility.

      NOW, THEREFORE, in consideration of the foregoing recitals and the agreements herein contained, MFA and Hubbard agree as follows:

      1. Formation of Joint Venture. MFA and Hubbard hereby form a joint venture (the "Venture") for the manufacture of pet food at the Facility and the sale, marketing and distribution of pet food in connection therewith. The Venture shall constitute a special purpose general partnership governed by the Uniform Partnership Act, as adopted in the State of Missouri. The name of the Venture shall be: MFA/Hubbard Pet Food Venture.

      2. Property Plant and Equipment.

      a. Initial Property, Plant and Equipment. MFA will contribute on or prior to April 30, 1992 the Facility to the Venture, free and clear of all liens, claims and encumbrances, by warranty deed and bill of sale; provided, however, that MFA shall remove from the Facility at its expense any feed manufacturing equipment not necessary for or useful in connection with the manufacture of pet food by the Venture and any equipment so removed by MFA shall be deemed to have been excluded from the contribution of the Facility to the Venture and shall not constitute a part of the Facility. Prior to such contribution of the Facility, the Facility shall be operated by MFA for its own account and shall not constitute property of the Venture.

      b. Renovation of Facility. The parties recognize that substantial renovation of the Facility, including the installation of additional manufacturing and building equipment, will be required prior to the commencement of operations at the Facility. Attached hereto as Exhibit B is a preliminary construction and equipment budget reflecting the projected costs of such renovation. The final budget, together with plans and specifications for the renovation, shall be prepared by Hubbard subject to the approval of MFA, such approval not to be unreasonably withheld. Each of MFA and Hubbard shall contribute to the Venture an amount equal to 50% of the costs of all renovations, when and as such costs are payable by the Venture.

      c. Additional Property, Plant and Equipment. If the Management Committee (as defined in Section 8(a) hereof) shall determine after the date hereof that any additional property, plant and equipment is required for the Venture, each of MFA and Hubbard shall contribute to the Venture an amount equal to 50% of the costs thereof, when and as such costs are payable by the Venture.

      d. Ownership of Facility. The Facility, as initially contributed to the Venture pursuant to Section 2(a) hereof and as renovated and equipped pursuant to Section 2(b) hereof, together with any additional property, plant and equipment acquired from time to time pursuant to Section 2(c) hereof, shall constitute property of the Venture and title thereto shall be in the name of the Venture.

      3. Trade Secrets. Proprietary manufacturing processes, customer lists and other similar confidential information (collectively, "Trade Secrets") constituting the property of a party hereto prior to the date hereof shall remain the property and Trade Secrets of such party and shall not constitute property of the Venture notwithstanding disclosure to the other party in connection with the Venture. Any such Trade Secrets may be used by the Venture but shall not be used by the other party, disclosed to others, or any other advantage taken thereof by such party in its own separate business activities. Trade Secrets developed by the Venture shall be and become the property and Trade Secrets of the Venture, but may be used by either party in its own separate business activities.

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      4. Trademarks, Etc. The Venture will employ the trademark(s), patent(s), copyright(s), license(s) and other intellectual property rights presently being used by MFA and Hubbard in connection with their respective pet food businesses, all of which are hereby made available on a non-exclusive basis to the Venture. Such trademarks, patents, copyrights and other intellectual property rights shall remain the property of MFA or Hubbard, as the case may be, and shall not constitute property of the Venture. Each of MFA and Hubbard shall establish quality control standards for all products sold using its trademarks, and shall specify policies and programs to monitor compliance with such standards.

      5. Working Capital. MFA and Hubbard shall agree upon an initial equal contribution of cash to the Venture for purposes of funding the initial working capital of the Venture. To the extent cash proceeds of sales and collections on accounts receivable by the Venture from time to time do not fund current working capital requirements, each of MFA and Hubbard will advance to the Venture on an interest-free basis an amount equal to 50% of such working capital deficiency.

      6. Direct Expenses: Administrative Services Fee.

      a. Reimbursement of Direct Expenses. Each of Hubbard and MFA shall from time to time prepare and submit to the Management Committee a written statement, the detail of which shall be determined by the Management Committee, for the actual direct expenses incurred by Hubbard and MFA in connection with the Venture. The Venture shall reimburse Hubbard or MFA, as the case may be, for such expenses immediately upon receipt of any such statement. In connection with the submission of written statements for direct expenses to the Management Committee, each of Hubbard and MFA shall identify any material variances in such expenses from the projected expenses reflected in any operating budget for such period prepared by the Management Committee.

      b. Examples of Direct Expenses. Direct expenses for which Hubbard and MFA shall be paid include, without limitation, all direct manufacturing expenses (e.g., labor, utilities, maintenance and insurance expenses) and all direct sales expenses. General corporate overhead and corporate administrative expense, interest or other indirect expenses shall not constitute direct expenses for purposes of this Section 6.

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      c.    Administrative Services Fee. In consideration of the accounting, bookkeeping, computer and other administrative services to be provided to the Venture by Hubbard, the Venture shall pay to Hubbard an administrative services fee, the amount of which shall be approved by the Management Committee.

      7. Transactions with the Venture.

      a. Purchases of Pet Food from the Venture. MFA agrees that during the term of this Agreement it will purchase from the Venture, to the extent available from the Venture, the entirety of its pet food and fish food requirements. The price to be charged MFA for products purchased from the Venture shall be established by the Management Committee so as to yield to the Venture a per ton profit substantially equivalent to the per ton profit then being realized by the Venture on sales of products to others. The Venture shall invoice MFA for all products sold to MFA, and MFA shall pay all such invoices upon receipt thereof.

      b. Sales of Pet Food to the Venture. In order to supplement the product line of the Venture, Hubbard will sell to the Venture pet food products from time to time manufactured by Hubbard but not manufactured by the Venture ("Supplemental Products"). The price to be charged to the Venture by Hubbard for Supplemental Products shall be established by Hubbard, subject to the approval of the Management Committee, and shall yield to the Venture a per ton profit substantially equivalent to the average per ton profit of other pet food products manufactured by the Venture. Hubbard shall invoice the Venture for all Supplemental Products sold to the Venture, and the Venture shall pay all such invoices upon receipt thereof.

      8. Management and Operation; Personnel; Ancillary Services.

      a. Management Committee. Management of the Venture shall be vested in a committee (the "Management Committee") consisting of one representative of MFA and one representative of Hubbard. Each party will designate a representative who will serve on the Management Committee and one alternate who shall act in the absence of such representative. MFA has designated Joe Powell as

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            its representative and David Jobe as its alternate. Hubbard has designated Paul Holzhueter as its representative and Mike Mitchell as its alternate. Each party may from time to time, by written notice to the other, designate a new representative or alternate.

      b. Day-to-Day Operations. Hubbard shall be responsible for conducting the day-to-day operations of the Venture, subject to the management authority of the Management Committee. In such capacity, Hubbard shall cause the Facility to be operated, and supply all basic services to the Venture, including sales and marketing, research and nutrition, quality assurance, purchasing of packaging, production services and the like. Hubbard shall coordinate ingredient purchasing with MFA, with ingredient purchases for the Venture to be made by the party that obtains the lowest cost. The Venture shall purchase its requirements of corn and milo from the MFA elevator at Passaic, Missouri, provided that the quality meets specifications for the Venture and that the price is competitive with other suppliers of corn and milo.

      c. Limitations Upon Authority of Parties. Neither party, without the consent of the other, shall (i) borrow money for or in the name of the Venture or utilize any property of the Venture as collateral for any such borrowing; (ii) as a partner in the Venture, make, execute or deliver any assignment for the benefit of creditors, confession of judgment, chattel mortgage, deed, guarantee, indemnity bond or surety bond; (iii) buy, sell, encumber or lease any property of the Venture, or any interest therein, other than in the ordinary course of business; or (iv) undertake or authorize any construction of any kind or nature other than necessary or appropriate repairs in the ordinary course of business.

      d. Personnel. Subject to such changes as from time to time approved by the Management Committee, all employees at the Facility will be employed by Hubbard. The Venture shall reimburse Hubbard in accordance with Section 6 hereof as a direct expense of the Venture for compensation and benefits to such employees.

      e. Management Personnel. Each of MFA and Hubbard shall devote the attention of their management personnel to the Venture from time to time as appropriate, but except as expressly provided in Section 6(c) hereof, neither MFA nor Hubbard shall charge a management fee to the Venture or allocate to the Venture as a direct expense any portion of the compensation and benefits paid to its management personnel.

      f. Employment Matters. Employees of MFA or Hubbard who perform services for the Venture shall remain employees of their respective employer, which shall remain solely responsible for establishing the terms and conditions of their employment, including hiring, discipline and discharge. Neither MFA nor Hubbard (or any of their respective employees) shall have any responsibility for the development or approval of personnel policies with respect to the employees of the other party performing services for the Venture. MFA and Hubbard shall remain solely liable for the payment of compensation and any employment benefits to their respective employees and for the payment of any taxes, charges or assessments payable with respect to their respective employees, including without limitation any such payments made to governmental agencies or bodies. Neither the Venture nor MFA shall be considered a successor employer of any employees of Hubbard, and neither the Venture nor Hubbard shall be considered a successor employer of any employees of MFA.

      g. Ancillary Services. If the Management Committee shall from time to time determine that ancillary services required for operation of the Venture (e.g., lab analysis) can be provided to the Venture more efficiently or more economically by MFA or Hubbard than by having such services provided by personnel regularly engaged in operation of the Venture or by a third party contractor, then MFA or Hubbard, as the case may be, agrees to provide such ancillary services to the Venture on such terms as may be agreed by such party and the Management Committee; provided, however, that neither MFA nor Hubbard shall have any obligation to provide such ancillary services to the Venture if, in the reasonable judgment of such party, to do so would materially interfere with its other business operations or is not otherwise practicable under the circumstances.

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      9. Accounting Matters.

      a.    Fiscal Year. The fiscal year of the Venture shall end on April 30.

      b. Books of Account. Hubbard shall be responsible for maintaining books of account for the Venture. In connection therewith, Hubbard shall prepare and distribute to the parties on or prior to the 15th working day of each month an income statement and balance sheet for the Venture for the preceding month substantially in the form of Exhibit C hereto, with such changes in form as may from time to time be approved by the Management Committee. Hubbard and MFA shall cause to be performed periodic audits of the books of account as from time to time determined by the Management Committee.

      c. Bank Accounts. Hubbard shall maintain such separate bank account or bank accounts for funds of the Venture as the Management Committee determines necessary. Interest on any such accounts shall accrue to the benefit of the Venture.

      10. Distribution of Net Income. An amount equal to 50% of the Distributable Net Income (as hereinafter defined) shall be distributed to each party from time to time, as determined by the Management Committee. "Distributable Net Income" for any period shall mean the excess, if any, of (i) the net income for such period over (ii) the aggregate net losses for all prior periods to the extent not offset against net income for prior periods in computing "Distributable Net Income" for such prior periods.

      11. Other Business Operations of Parties.

      a. MFA. MFA has determined to withdraw from the business of manufacturing pet food and fish food and agrees that it will not engage in such business, other than through the Venture, during the term of this Agreement. The Facility is located adjacent to the fertilizer manufacturing business of MFA in Butler, Missouri, which fertilizer manufacturing business does not constitute a part of the Venture. MFA agrees to cooperate with the Venture, and the Venture shall cooperate with MFA, to assure that continued operation of the fertilizer manufacturing business of MFA does not materially interfere with the pet food and fish food business of the Venture and that operation of the pet food and fish food business of the

            Venture does not materially interfere with the fertilizer manufacturing business of MFA. MFA agrees to a complete separation of its fertilizer operation from the Facility and to take all steps necessary to prevent the possibility of any cross-contamination.

      b. Hubbard. Hubbard engages in the pet food and fish food business at other locations throughout the United States, which other operations do not constitute part of the Venture. MFA recognizes that such other operations of Hubbard may compete with the Venture. Hubbard agrees, however, that in the conduct of such other pet food and fish food operations during the term of this Agreement it will not solicit customers traditionally serviced primarily from the Facility so as to capture such sales for its own account rather than the account of the Venture. Hubbard agrees that, during the term of this Agreement, it will send orders from customers for pet food and fish food produced at the Facility so long as such products can be produced economically at the Facility, are of a quality satisfactory to such customers of the Venture and can be produced consistent with the delivery requirements. MFA acknowledges that decisions as to which orders will be assigned by Hubbard to the Facility are within the discretion and control of Hubbard, to be reasonably exercised.

      12. Certain Liabilities: Insurance. Neither MFA nor Hubbard shall, by virtue of this Agreement, be deemed to have assumed any liability of any kind or nature whatsoever arising with respect to activities or products of the other not undertaken as part of the Venture. No party to this Agreement shall be liable for workers' compensation or employment-related damages or actions relating to the employees of the other party to this Agreement. The following insurance coverages shall be obtained regarding the operations and assets of the
Venture:

      (i) The Venture shall obtain property and casualty insurance with respect to the Facility in such amounts and with such deductibles as shall be determined by the Management Committee.

      (ii) The Venture shall obtain property and casualty insurance with respect to the inventory, packaging and supplies of the Venture in such amounts and with such deductibles as shall be determined by the Management Committee.

      (iii) The Venture shall obtain comprehensive general and products liability insurance with respect to the Venture. All such policies shall name each party and the Venture as insureds thereunder.

      (iv) Each party shall obtain appropriate workers' compensation insurance with respect to such party's employees.

      (v) The Venture shall obtain such other insurance coverage as the Management Committee shall deem appropriate in connection with the activities of the Venture.

      The premiums of any such insurance shall constitute a direct expense of the Venture for purposes of Section 6 hereof.

      13. Representations and Warranties.

      a. Generally. Each of MFA and Hubbard represents and warrants to the other that:

      (i) it is a corporation duly organized and in good standing under the laws of the state of its incorporation;

      (ii)  it is duly qualified to do business in the State of Missouri;

      (iii) it has obtained all necessary corporate approval to execute, deliver and perform this Agreement and to engage in operation of the Venture as contemplated hereby;

      (iv) the execution, delivery and performance of this Agreement and operation of the Venture as contemplated hereby does not violate the terms of any agreement to which it is a party or by which it is bound;

      (v) there are no suits or proceedings pending or, to its knowledge, threatened against it which, if decided adversely to such party, would adversely affect its authority to execute, deliver and perform this Agreement or to engage in operation of the Venture in accordance herewith; and

      (vi) it has all necessary licenses, permits and authorizations, governmental or otherwise, necessary to execute, deliver and perform this Agreement and to engage in operation of the Venture as contemplated hereby.

      b. Additional Representations and Warranties of MFA. MFA has, and will convey to the Venture, good and marketable title to the Facility, free and clear of all liens, claims and encumbrances. MFA has not discharged at the Facility or permitted or suffered the discharge at the Facility any hazardous substances the release or disposal of which is regulated by any law, regulation, ordinance or code, and to the knowledge of MFA no such hazardous substances exist in, on or under the Facility. Except as disclosed in writing to Hubbard by MFA, no storage tanks for petroleum, petroleum by-products or other hazardous substances are present in, on or under the Facility.

      14. Initial Term and Renewal Terms. The Venture shall have a term commencing on the date hereof and continuing to and including April 30, 2022. Thereafter the term of the Venture shall be automatically extended for successive two-year renewal terms unless either party elects by written notice to the other party given not less than twelve (12) months prior to expiration of the initial term or any renewal term, to terminate the Venture upon expiration of the initial term or renewal term, as the case may be.

      15. Early Termination. The Venture shall terminate prior to expiration of the initial term or any renewal term, as follows:

      (i)   by the mutual written agreement of MFA and Hubbard;

      (ii) by either party upon not less than twelve (12) months written notice of its election to terminate the Venture; provided that the Venture cannot be terminated prior to April 30, 1995 pursuant to this clause
            (ii);

      (iii) by either party upon written notice of its election to terminate the Venture following the institution of any bankruptcy or insolvency proceedings by or against the Venture or the other party (whether voluntary or involuntary, and whether under federal or state law), the dissolution, liquidation or winding up of the other party or the assignment by the other party of any significant portion of its property or assets for the benefit of creditors or claimants;

      (iv) by either party upon written notice of its election to terminate the Venture if there is a willful breach by the other party of a material term of this Agreement and such breach has not been cured within sixty (60) days after written notice of such breach; or

      (v) upon one hundred eighty (180) days prior written notice by either party (or its assignee) following the assignment by a party of its interest in the Venture in accordance with Section 18 hereof; provided, however, that such notice of termination may not be given more than ninety (90) days after the effective date of such assignment or transfer.

      Nothing contained in this Section 15 shall affect or impair any rights or obligations arising prior to or at the time of the termination of the Venture, or which may arise by an event causing the termination of the Venture.

      16. Disposition of Assets Following Termination.

      a. Generally. Upon termination of the Venture, MFA and Hubbard shall proceed to wind up the affairs of the Venture in accordance with this Section 16.

      b. Option to Purchase Assets of Venture Following Optional Termination. In the event a party (the "Terminating Party") gives notice of termination pursuant to clause (ii) of Section 15 hereof, the other party (the "Notified Party") shall have the option to purchase the assets of the Venture at a mutually agreed upon price, or if the parties cannot agree, at a price equal to the then current book value, net of accumulated depreciation; provided that for such purpose any remaining undepreciated book value of the Facility as initially contributed to the Venture by MFA pursuant to Section 1(a) hereof shall be excluded from such computation.

      c. Option to Purchase Assets of Venture Following Bankruptcy, Breach, Etc. In the event a party (the "Non-Defaulting Party") gives notice of termination pursuant to clause (iii) or (iv) of Section 15 hereof to the other party (the "Defaulting Party"), the Non-Defaulting Party shall have the option to purchase the assets of the Venture at a mutually agreed upon price, or if the parties cannot agree, at a price equal to the then current book value, net of accumulated depreciation; provided that for such purpose any remaining undepreciated book value of the

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            Facility as initially contributed to the Venture by MFA pursuant to
            Section 1(a) hereof shall be excluded from such computation.

      d. Other Disposition of Assets. Absent exercise of the purchase option set forth in Section 16(b) or (c) hereof, as the case may be, upon termination of the Venture, the assets of the Venture shall be sold in an orderly fashion in such manner or the Management Committee shall determine; provided, however, that if such termination of the Venture is pursuant to clause (ii) of Section 15 hereof and the Notified Party has not exercised its purchase option under Section 16(b) hereof, or pursuant to clause (iii) or (iv) of Section 15 hereof and the Non-Defaulting Party has not exercised its purchase option under Section 16(c) hereof, then the Notified Party or Non-Defaulting Party, as the case may be, shall have a right of first refusal with respect to any sale of assets pursuant to this
            Section 16(d) on such terms as shall be established by the Management Committee.

      e. Application of Cash. Any cash of the Venture, including without limitation the proceeds of assets sold pursuant to Sections 16(b),
            (c) or (d) hereof, shall be applied and distributed in the following order of priority:

      (i) to the payment of debts and liabilities of the Venture (other than outstanding advances pursuant to Section 5 hereof) and expenses of liquidation;

      (ii) to the setting up of any reserves that the Management Committee shall deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Venture arising out of or in connection with the Venture, which reserves shall be paid over by MFA and Hubbard to a mutually designated party, as escrow agent, to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies; provided, however, that at the expiration of such period of time as MFA and Hubbard shall deem mutually advisable, said escrow agent shall distribute the balance thereof remaining in the manner set forth in subparagraph (iv) hereof;

      (iii) to outstanding advances pursuant to Section 5 hereof; and

      (iv) any balance remaining after the application in accordance with the foregoing subparagraphs, equally to MFA and Hubbard.

      17. Purchases of Products Following Termination. In the event that either party (the "Purchasing Party") purchases the Facility pursuant to Section 16(b) or (c) upon termination of the Venture, then the other party agrees that for a period of five years from and after termination of the Venture, it will purchase from the Purchasing Party, to the extent available from the Facility, its proprietary branded pet food and fish food requirements consistent with purchases from the Facility made prior to the termination of the Venture. The price for pet food and fish food products purchased from the Purchasing Party shall be an amount that will yield to the Purchasing Party a per ton profit substantially equivalent to the per ton profit then being realized by the Purchasing Party on sales to others of products manufactured at the Facility. The Purchasing Party shall provide invoices for all such pet food and food products and such invoices shall be payable upon receipt thereof.

      18. Assignment. Except as expressly permitted by this Section 18, neither party shall assign or encumber its interest in the Venture. A party may assign its interest in the Venture to another entity in connection with the sale of substantially all of the assets of a division or component of its business to another entity provided that (i) such party remains liable for observance and performance of its obligations under this Agreement; (ii) the financial condition of the transferee is reasonably satisfactory to the other party; (iii) the transferee specifically agrees to be bound by the terms of this Agreement; and (iv) such assignment or transfer does not, in the reasonable judgment of the other party, materially adversely affect the Venture or its property for future business operations or materially adversely affect such other party's other business operations. Each and every provision in this Agreement shall survive such assignment or transfer and remain in full force and effect.

      19. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and permitted assigns.

      20. Further Assurances. The parties agree that they will perform such other acts and execute and deliver such other documents as may be necessary or appropriate from time to time to carry out the intent and purpose of this Agreement. The parties recognize that issues may arise in connection with the Venture which are not provided for in this Agreement and cannot be resolved by the Management Committee. Subject to the early termination provisions of Section 15 hereof, the parties agree to negotiate in good faith the resolution of such issues by amendment or modification of this Agreement in accordance with Section 21 hereof.

      21. Waivers and Amendments. This Agreement may be amended or modified, and the terms hereof may be waived, only by a written instrument executed by the parties hereto or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement or in any other such instrument, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant contained herein.

      22. Arbitration. All unresolved disputes or controversies arising out of or in relation to this Agreement shall be determined and settled by arbitration at a mutually convenient location in the State of Missouri in accordance with the Commercial Rules of the American Arbitration Association in effect at the time of said controversy, and judgment upon any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The expenses of the arbitration shall be borne by the Venture, provided that each of MFA and Hubbard shall pay for and bear the costs of its own experts, evidence, and legal counsel. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended for ten (10) days plus the number of days that are taken for the determination of that matter by the arbitrator(s). Nothing herein contained shall bar either party from seeking equitable remedies in a court of competent jurisdiction.

      23. Indemnification, etc. The Venture shall indemnify and hold harmless each of MFA and Hubbard for and against all claims, actions, suits and proceedings asserted against such party in connection with the Venture or any act or omission of such party in its capacity as a party to the Venture; provided, however, that neither MFA nor Hubbard shall be indemnified and held harmless for its gross negligence or willful misconduct.

      24. Liability of Parties to Venture. Neither MFA nor Hubbard shall be liable to the Venture or the other party for any act or omission of such party in its capacity as a party to the Venture unless such act or omission constitutes gross negligence or willful misconduct of such party.

      25. Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Missouri.

      26. Notices. Any notice given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally served or if transmitted by registered or certified U.S. Mail, return receipt requested and postage prepaid, addressed to the other party at its address hereinafter set forth or at such other address as the other party shall theretofore have designated by notice in accordance with this Section 26:

                            MFA, Inc.
                            615 Locust Street
                            Columbus, Missouri 65201
                            Attention: President

                            Hubbard Milling Company
                            424 North Riverfront Drive
                            Mankato, Minnesota 56001
                            Attention: President

      The date of giving such notice shall be the date received, if served personally, or the date on which the notice is delivered to the other party as indicated by the return receipt.

      27. Entire Agreement. This Agreement and the Exhibits hereto set forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

      28. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      29. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which taken together shall be one document.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the 9th day of January, 1992.

                                    MFA, INC.


                                    By  /s/ [ILLEGIBLE]
                                        --------------------------------------

                                    Its President
                                        --------------------------------------

                                    HUBBARD MILLING COMPANY


                                    By  /s/ Richard P. Confer
                                        --------------------------------------

                                    Its President
                                        --------------------------------------

                                                                       EXHIBIT A

                             Description of Facility

                               AREA TO BE CONVEYED

                     FINAL LEGAL DESCRIPTION TO BE PREPARED

                                                                       EXHIBIT B

                  Preliminary Construction and Equipment Budget
           General                                          $45,000
           Site work                                         25,000
           Concrete                                          35,000
           Masonry                                            5,000
           Structural steel                                 320,000
           Thermal, Moist. Protec.                            3,000
           Finishes                                          10,000
           Specialities                                      91,000
           Equipment                                      1,088,000
           Special Construction                              10,000
           Conveying Systems                                199,000
           Mechanical                                       207,000
           Electrical                                        97,000
                                                          ---------
           Subtotal                                       2,135,000
           General Contingency                               65,000
                                                          ---------
           TOTAL                                         $2,200,000

                                                                       EXHIBIT C

                     Forms of Periodic Financial Statements

                                  JOINT VENTURE
                            PET FOOD INCOME STATEMENT
                                ________ 3l, 1992

                               CURRENT MONTH               YEAR-TO-DATE
                                  /31/92                      /31/92
                        ---------------------------   --------------------------
                        Actual    Budget   Variance   Actual   Budget   Variance
                        ---------------------------   --------------------------
CUSTOMER TONS
INTER-CO. TONS
  TOTAL TONS
Plant Sales
Cost Of Sales
  Gross Profit
Manufacturing (Hubbard)
Manufacturing (MFA)
G&A Plant (Hubbard)
G&A Plant (MFA)
G&A Non-Plant (Hubbard)
G&A Non-Plant (MFA)
  Operating Expenses
OPERATING INCOME
Freight Out
Product Liability
Allowances
Brokerage
Cash Discounts
  Total Discounts
Bad Debt Provision
Selling
Advertising
  Total Marketing
Interest Income
Misc. Income/Expense
  Total Other Income
VENTURE NET INCOME
MFA SHARE
HUBBARD SHARE

                     Forms of Periodic Financial Statements

                                  BALANCE SHEET
                                     (DATE)

                                              BEGINNING OF      CURRENT MONTH
                                              YEAR BALANCE
--------------------------------------------------------------------------------
CASH
RECEIVABLES
OTHER RECEIVABLES
INVENTORIES
PREPAID EXPENSES
  TOTAL CURRENT ASSETS
LAND, BUILDINGS & EQUIPMENT
  NET OF DEPRECIATION
OTHER ASSETS
  TOTAL ASSETS
ACCOUNTS PAYABLE & ACCRUED EXPENSES
PARTNER ADVANCES
  MFA
  HUBBARD
    TOTAL CURRENT LIABILITIES
LONG TERM LIABILITIES
    TOTAL LIABILITIES
CAPITAL INVESTMENT
  MFA
  HUBBARD
    TOTAL VENTURE CAPITAL
      TOTAL LIABILITIES AND CAPITAL